Exhibit 10.01

SECURITIES EXCHANGE AGREEMENT

dated as of  February 17, 2014

among

EXCEL CORPORATION

and

STEVEN LEMMA, MYCHOL ROBIRDS, and PAYPROTEC OREGON, LLC d/b/a
SECURUS PAYMENTS, LLC

SECURITIES EXCHANGE AGREEMENT, dated as of February 17, 2014, by and among Excel Corporation, a Delaware Corporation (the “Excel”), Payprotec Oregon, LLC d/b/a Securus Payments, an Oregon limited liability company  (the “Company”), Steven Lemma, an individual residing in the state of Oregon (“Lemma”), and Mychol Robirds, an individual residing in the State of Oregon (“Robirds"), For purposes of this Agreement, Lemma and Robirds  shall each be referred to individually as a “Member” and collectively as the “Members.”

W I T N E S S E T H:

WHEREAS, Excel is a public reporting company traded on the Over the Counter Bulletin Board under the symbol "EXCC.OB" with Sixty Seven Million Sixty Four Thousand and Nine Hundred Twenty Two (67,064,922) shares of common stock, par value $.0001 per share ("Excel Common Stock") issued and outstanding.

WHEREAS, the Members are the record and beneficial owner of (i) Ninety  (90%) Percent of all of the issued and outstanding membership interests of the Company, and (ii) Two (2%) Percent of all of the issued and outstanding membership interests of the Company's Subsidiary, Securus Consulting, LLC (collectively the “Securities”), with each of the Members owning such number of Securities as identified on Schedule 3.01(e) hereto; and

WHEREAS, the Members desire to sell to Excel, and Excel desires to acquire from the Members, the Securities for the consideration and in exchange (the "Exchange") of the Exchange Shares on the terms set forth in this Agreement.

NOW, THEREFORE, in reliance upon the covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“AAA” has the meaning ascribed to such term in Section 10.10 hereof.

“Accounts Receivable” has the meaning ascribed to such term in Section 3.04(f) hereof.

“Acquisition Transaction” has the meaning ascribed to such term in Section 5.06(a) hereof.

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or arbitration panel.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

“Agreement” means this Agreement, including the Disclosure Schedule, the other Schedules and the Exhibits and all amendments hereto.

“Ancillary Agreements” means such other documents as may be requested by the parties in connection with the closing of the transactions contemplated hereby.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

 “Business” means the Company's business of providing credit and debit card processing and related equipment leasing services to merchants around the United States.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

 “Closing” means the completion of the Exchange pursuant to this Agreement.

 “Closing Date” has the meaning ascribed to such term in Section 2.03 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Financial Statements” has the meaning ascribed to such term in Section 3.04(a) hereof.

 “Company Option Plan ” shall have the meaning set forth in Section 3.01(e).

 “Contract” means any oral or written agreement, lease, License or sublicense, evidence of indebtedness, mortgage, indenture, security agreement, deed of trust or other contract, commitment, arrangement, understanding or obligation.

“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.  The term “Controlled” shall have a correlative meaning.

“Copyrights and Patents” means all United States and foreign patents, patent applications, including continuations, divisionals, continuations-in-part of patent applications, copyrights and registration and applications therefor, and all other rights corresponding thereto throughout the world that are, in each case (x) owned by the Company and/or (y) not owned by the Company but used exclusively in the Business, as it is currently being conducted and operated.

“Debt” means (i) all obligations for borrowed money, whether current, funded, or secured or unsecured, and every obligation of the Company evidenced by bonds, debentures, notes or similar instruments, (ii) all indebtedness for the deferred purchase price of assets or services, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the Company  or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or Lien, (v) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as capital leases in respect of which the Company is liable as lessee and all obligations under any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income Tax purposes, and (vi) any liability in respect of banker’s acceptances or letters of credit or similar facilities.

“Environmental Laws” means all laws, rules, regulations, statutes, ordinances, decrees or orders of any Governmental Authority relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful, and includes without limitation final and binding requirements related to the foregoing imposed by (i) the terms and conditions of any license, permit, approval or other authorization by any Governmental Authority, and (ii) applicable judicial, administrative or other regulatory decrees, judgments and orders of any Governmental Authority.

 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or court, tribunal or judicial or arbitral body or any private arbitrator.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Inbound License Agreement” has the meaning ascribed to such term in Section 3.17(b) hereof.

“Intellectual Property” means any or all of the following and all rights arising out of or associated therewith:  (i) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary and confidential information, know-how, technical data, documentation proprietary processes, confidential business information, formulae, algorithms, models, user interfaces, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies, whether patentable or unpatentable and whether or not reduced to practice, manufacturing and production processes and techniques, research and development information, business and marketing plans, customer and supplier lists and information and all other proprietary rights relating to any of the foregoing throughout the world; (ii) all Copyrights and Patents; (iii) all Marks; and (iv) any similar or equivalent rights to any of the foregoing anywhere in the world, that are, in each case (x) owned by the Company and/or (y) not owned by the Company but used exclusively in the Business, as it is currently being conducted and operated.

“IT Assets” means all computer software and other information technology assets relating to or used in the Business.

 “Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

“Leased Real Property” has the meaning ascribed to such term in Section 3.09(b) hereof.

“Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, filings, qualifications, privileges, franchises and similar consents granted or issued by any Governmental Authority.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or any conditional sales Contract, title retention Contract or other Contract to create any of the foregoing (it being understood that a Contract which permits a party to return items purchased thereunder shall not be deemed to constitute a Lien solely by virtue thereof).

“Loss” has the meaning ascribed to such term in Section 8.01(a) hereof.

“Marks” means the United States and foreign trademarks, common law trademarks, service marks, trade names, service names, logos, slogans, brand names, brand marks, trade dress rights, Internet domain name registrations, Internet uniform resource locations, and corporate names, together with the goodwill associated with any of the foregoing, including applications, registrations and renewals thereof throughout the world , that are, in each case (x) owned by the Company and/or (y) not owned by the Company but used exclusively in the Business, as it is currently being conducted and operated.

"Organizational Documents" means, with respect to any entity, the certificate of incorporation, the articles of incorporation, bylaws, articles of organization, certificate of formation, operating agreement, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, all stockholders’ agreements, all voting agreements, all voting trusts, all buy-sell agreements, all investor rights agreements, or other similar organizational and governing documents of such entity (in each case, as amended).

“Outbound License Agreement” has the meaning ascribed to such term in Section 3.17(c) hereof.

“Person” means any natural person, general or limited partnership, trust, corporation, limited liability company, firm, association, Governmental Authority or other legal entity.

“Product” means all products and services of the Business.

 “Material Adverse Effect” means any event, change, occurrence or development that or could have a material adverse effect on (a) the business, assets, results of operations, prospects or condition (financial or otherwise) of either party hereto taken as a whole or (b) either Excel's party's ability to perform its obligations under this Agreement.

“Real Property Leases” has the meaning ascribed to such term in Section 3.09(b) hereof.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which) more than 50% of (a) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation or Persons performing similar functions of any other Person (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person, or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

 “Tax” or “Taxes” means (1) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto, (2) any liability for the payment of any amounts of the type described in (1) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (3) any liability for the payment of any amounts of the type described in (1) or (2) as a result of being a transferee or successor to any Person or as a result of any express or implied obligation to indemnify any other Person.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

“Tax Return” or “Tax Returns” has the meaning ascribed to such term in Section 3.05(a) hereof.

“Third Party Claim” has the meaning ascribed to such term in Section 8.03(b) hereof.

SECTION 1.02 Terms Generally.  Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, the terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, and the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified.

ARTICLE II

  EXCHANGE

SECTION 2.01 Exchange.

(a)           At the Closing, on the terms and subject to the conditions contained herein, the Members shall sell, transfer, convey, assign and deliver the Securities to Excel, and Excel shall purchase and accept from the Members, all of the Members's right, title and interest in and to all of the Securities free and clear of any Liens, in exchange for an aggregate of Twenty Million Four Hundred Thousand (20,400,000) shares of Excel Common Stock and Two (2) shares of Excel Series A Preferred Stock (“Exchange Shares”), such that subsequent to the Closing Date, Excel shall own 90% of all of the Securities of the Company and its Subsidiaries.

(b)           The number of Exchange Shares to be issued to each of the Members shall be set forth on Schedule 3.01(e) hereto.

SECTION 2.02 Reserved.

SECTION 2.03 Closing.  Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Schechter & Hillo, PC, 333 Seventh Avenue, 3rd Floor,  New York, New York 10001 or such other place or in such other manner as the parties may agree commencing at 9:00 a.m. on the Business Day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to the certificates, opinions and agreements to be delivered at the Closing); provided, however, that the date of the Closing shall be no later than March 31, 2014 (the date on which the Closing takes place being the “Closing Date”), unless extended by mutual consent of Excel and the Members.  The Closing shall be deemed effective as of the opening of business on the Closing Date.  Each party hereto agrees to use its or his reasonable efforts to satisfy promptly the conditions to the obligations of the respective parties hereto in order to expedite the Closing.

SECTION 2.04 Closing Deliveries by the Members.  At the Closing, the Members shall deliver or cause to be delivered to Excel:

(a)           certificates representing the Securities in the name of Excel or such other documents reasonably satisfactory to Excel demonstrating that the Securities have been duly transferred to Excel.

(b)           executed copies of the Ancillary Agreements; and

(c)           all certificates and other documents required to be delivered on the Closing Date pursuant to Article VI  hereof.

SECTION 2.05 Closing Deliveries by Excel.  At the Closing, Excel shall deliver or cause to be delivered to the Members:

(a)           executed copies of the Ancillary Agreements to which it is a party.

(b)          all certificates and other documents required to be delivered on the Closing Date pursuant to Article VII hereof; and

(c)          certificates representing the Exchange Shares in the name of the Members or such other documents reasonably satisfactory to the Members demonstrating that the Exchange Shares have been duly transferred to the Members.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

Each of the Members and the Company, jointly and severally, represent and warrant to Excel that the statements contained in this Article III are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Disclosure Schedule.  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

SECTION 3.01 Corporate Organization; Standing and Qualification; Power and Authority; Capitalization.

(a)           Each of the Company and its Subsidiaries is a company duly organized, validly existing and in corporate good standing under the laws of their respective states of incorporation. Each of the Company and its Subsidiaries has the corporate power and authority to own, lease, and operate its assets, properties and business and to carry on the Business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business in each jurisdiction where its respective properties are owned or leased or the nature of the Business conducted by it require such qualification, where the failure to do so would not be reasonably expected to have a Material Adverse Effect.  The execution and performance of this Agreement and any other certificate, document, agreement, instrument, stock power or agreement executed in connection herewith (collectively, the “Ancillary Agreements”) by the Company, or its Subsidiary, has been duly authorized by all necessary corporate action and, neither the execution nor the delivery of this Agreement nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provisions of Law, any Governmental Order of any Governmental Authority, the Organizational Documents of the Company or Subsidiary, or any Contract to which each the Company or Subsidiary is a party or by which the Company or Subsidiary is bound.  This Agreement and each Ancillary Agreement to which it is a party, when executed and delivered, will constitute a legal, valid and binding obligation of the Company and Subsidiary and will be enforceable against the Company and Subsidiary in accordance with its terms except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights.

(b)          The execution, delivery and performance of this Agreement and any other Ancillary Agreement by the Members are within the Members' powers and have been duly authorized by all necessary action on the part of the Members and, neither the execution nor the delivery of this Agreement nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provisions of Law or any Governmental Order of any court or other Governmental Authority applicable to the Members, or any Contract to which the Members are bound.  This Agreement and each Ancillary Agreement to which the Members are a party, when executed and delivered, will constitute a legal, valid and binding obligation of the Members and will be enforceable against the Members in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights.

(c)          The Company and Members have heretofore delivered to Excel true and correct copies of the Company's and its Subsidiaries' Organizational Documents, as in effect on the date hereof.

(d)          Subsidiaries. The Disclosure Schedule sets forth each of the Subsidiaries of the Company.

(e)           Capitalization.

(i)           Disclosure Schedule 3.01(e) sets forth the issued and outstanding share capital of the Company and its Subsidiaries, on a fully diluted basis, including a true and correct list of the holders (beneficially and of record) of membership interest or rights (vested or contingent) to acquire membership interests in the Company. There is no voting trust, agreement or arrangement among any of the beneficial holders of the membership interests of the Company (the "Company Membership Interests"). For the purposes of this Agreement, the term "Company Membership Interests" includes without limitation, the issued and outstanding membership interests in each of the Company's Subsidiaries.

(ii)          The issued and outstanding Company Membership Interests have been duly authorized and validly issued, are fully paid, non-assessable, and have been issued in compliance with federal and state securities Laws, other applicable securities laws, and the rules and regulations promulgated thereunder.

(iii)         Except as set forth in this Agreement, the Company, and its Subsidiaries, are not a party or subject to any agreement or understanding with respect to any Company Membership Interests or other security of the Company or its Subsidiaries and there are no outstanding options, warrants, convertible securities, rights (including registration rights, voting rights, conversion or preemptive rights and rights of first refusal), or agreements of any kind for the purchase or acquisition of Company Membership Interests or other securities.

(iv)         Reserved.

(v)          Except as set forth in this Agreement, the Company and its Subsidiaries are  not a party or subject to any agreement or understanding, and, to the Members and Company’s knowledge, there is no agreement or understanding between any other persons and/or entities that affects or relates to the voting or giving of written consents with respect to any Company Membership Interests or the voting by a manager, director or member of the Company or its Subsidiaries.

(vi)            Except as set forth in this Agreement, there is no share option plan, share purchase, option or other right, or any agreement or understanding, between the Company or its Subsidiaries and any holder of their respective Company Membership Interests or other securities (or of any right to obtain a security), or to the Company’s and Member's knowledge, any agreement or understanding between Members of the Company that (x) provides for redemption, acceleration or other changes in the vesting provisions or other terms of such agreement or understanding, as a result of any merger, consolidation, sale of shares or assets, change in control or similar transaction in respect of the Company or its Subsidiaries (y) that relates to the acquisition (including, without limitation, through anti-dilution, conversion, preemptive (contractual or otherwise) or similar rights), disposition or registration for the public sale of any Company Membership Interests or other securities.

(vii)           Except as set forth in this Agreement, the Company does not have any right to purchase or otherwise acquire from any third party (including, without limitation, employees, officers, directors, consultants and business parties) Company Membership Interests of the Company or rights to acquire the same.

SECTION 3.02 No Violation.  Assuming all consents, approvals, authorizations and other actions described in Section 3.03 have been obtained or taken, the execution, delivery and performance of this Agreement and the Ancillary Agreements do not and will not (a) violate or conflict with the Organizational Documents of the Company or its Subsidiaries, (b) conflict with or violate any Law or Governmental Order applicable to the Company, its Subsidiaries or the Members, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or result in the loss of any benefit under or result in the creation of any Lien on the Securities or on any of the assets of the Company or its Subsidiaries pursuant to, any Contract, License or other instrument to which the Company, its Subsidiaries or Members are a party or by which any of the assets or Securities are bound or affected.

SECTION 3.03 Approvals.  The execution and delivery of this Agreement and the Ancillary Agreements by the Members and the Company do not, and the performance of this Agreement and the Ancillary Agreements by the Members and the Company will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person under any Law or Contract other than such filings or registrations with, or authorizations, consents or approvals of (i) Governmental Authorities the failure of which to make or obtain would not have a  Material Adverse Effect and (ii) First Data Corporation and First Data Leasing.

SECTION 3.04 Financial Statements and Other Information.

(a)           The Members have delivered to Excel true, correct and complete copies of the (i) unaudited consolidated balance sheet of the Company (including Subsidiaries) as of December 31, 2011, 2012, and 2013, (ii) the unaudited related statements of operations and cash flows for the fiscal years ended December 31, 2011, 2012 and 2013 (collectively, the “Company’s Financial Statements”). The balance sheet of the Company at December 31, 2013, the latest available balance sheet of the Company, is referred to as the “Company Balance Sheet.”

(b)           The Company Financial Statements are in accordance with the books and records of the Company and have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, and the balance sheets included therein present fairly as of their respective dates the financial condition of the Company.  All liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such the Company Financial Statements have been disclosed in the balance sheets included in the Company Financial Statements.  The Company Balance Sheet contains the assets and liabilities of the Company (including its Subsidiaries) which, if the Closing had been held on December 31, 2013 would have been transferred to or assumed by Excel in accordance herewith. The statements of operations and cash flows included in the Company Financial Statements present fairly the results of operations and cash flows of the Company and its Subsidiaries for the periods indicated.  The statements of operations included in the Company  Financial Statements do not contain any material items of special or non-recurring income or other income not earned, or omit any expenses incurred, in the ordinary course of business except as expressly specified therein.  The statements of operations and cash flows included in the Company Financial Statements reflect all costs that have historically been incurred by the Company and its Subsidiaries. The Business has not been conducted through any Person other than the Company and its Subsidiaries. All assets reflected on the Company Balance Sheet have a fair market value at least equal to the value thereof as reflected therein.

(c)           Except as set forth in the notes to the Company  Financial Statements, the liabilities on the latest balance sheet included in the Company   Financial Statements consist solely of accrued obligations and liabilities incurred by the Company and its Subsidiaries in the ordinary course of business to Persons which are not Affiliates of the Company.  There are no liabilities of the Company or its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including, without limitation, documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a liability, other than (i) liabilities disclosed in the Company Financial Statements, and (ii) liabilities which have arisen after the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty (other than charge backs incurred in the ordinary course of business and consistent with past practice), tort, infringement claim or lawsuit) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect..

(d)           The books, records and accounts of the Company and Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Business.  The Company and its Subsidiaries have not engaged in any transaction with respect to the Business, maintained any bank account for the Business or used any of the funds of the Company and its Subsidiaries except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries.

(e)           Disclosure Schedule 3.04(e) lists the name and address of every bank and other financial institution in which the Company, its Subsidiaries or its Affiliates maintain an account (whether checking, savings or otherwise) as it relates to the Business, lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto.

(f)           A true and correct aged (30-60-90 days) list of all accounts receivable (“Accounts Receivable(s)”) and accounts payable (“Accounts Payable”) of the Company and its Subsidiaries as of the end of the calendar month preceding the date hereof is set forth on Disclosure Schedule 3.04(f). All of the Accounts Receivables are actual and bona fide accounts receivable representing obligations for the total dollar amount thereof showing on the books of the Company and its Subsidiaries, are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice, are owned by the Company and its Subsidiaries free of all Liens, and are not and will not be subject to any recoupments, set-offs or counter-claims, other than set-offs in the ordinary course of business consistent with past practice.  The Accounts Receivable of the Company and its Subsidiaries as set forth on the Disclosure Schedule are to the knowledge of the Company and Members collectible at the full recorded amount thereof (less, in the case of Accounts Receivable appearing on the balance sheet, the recorded allowance for collection losses on the balance sheet) over the period of usual trade terms (by use of the Company's  normal collection methods without resort to litigation or reference to a collection agency).  The allowance for collection losses on the Company's Financial Statements has been determined in accordance with GAAP consistent with past practice.

SECTION 3.05 Taxes.

(a)           All Tax returns, forms, statements and reports (herein referred to collectively as “Tax Returns” or singularly as a “Tax Return”) required to be filed by or on behalf of the Company and its Subsidiaries have been filed in a timely manner with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed (taking into account all extensions) and all Taxes shown to be due and payable on such Tax Returns have been paid in full;

(b)           All such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein and reflect all liabilities for Taxes for the periods covered by such Tax Returns;

(c)           None of such Tax Returns are now under audit or examination by any Governmental Authority, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature with respect to any such Tax Return, nor is any Action now pending or, to the knowledge of the Company or the Members, threatened against the Company, its Subsidiaries or the Members with respect to any Tax relating to the Company or Subsidiaries, and, to the knowledge of the Company or Members, there is no Basis for such an Action;

(d)           No claim has been made by a Taxing Authority in a jurisdiction where Tax Returns concerning or relating to the Company and its Subsidiaries, the Business or their income, operations, assets or activities have not been filed such that it is or may be subject to taxation by that jurisdiction.

(e)           The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid, including Taxes withheld and paid in connection with amounts paid or owing to any member, employee, independent contractor, creditor or other third party.

(f)            there is no Tax Lien imposed by any Governmental Authority outstanding against the Company or its Subsidiaries or the Members; and

(g)           The Company and its Subsidiaries do not have any liability for Taxes of any other taxpayer as a transferee, successor, by Contract or otherwise.

SECTION 3.06 Absence of Certain Changes or Events.  Since December 31, 2013, except as contemplated by this Agreement, the Company and its Subsidiaries have conducted its Business in all material respects in the ordinary course consistent with past practice.  Since December 31, 2013, there has been (a) no material adverse change in the assets or liabilities, or in the business, condition (financial or otherwise), results of operations or prospects, of the Company and its Subsidiaries and the Business, whether as a result of any legislative or regulatory change, revocation of any License or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise, and (b) no adverse change in the assets or liabilities or in the business or condition (financial or otherwise) of the Company and its Subsidiaries except in the ordinary course of business; and, to the knowledge of the Company and Members, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future. Without limiting the generality of the foregoing, since December 31, 2013, except as contemplated by this Agreement and Disclosure Schedule 3.06,  the Company, its Subsidiaries, or the Members have not:

(i)           except in the ordinary course of business consistent with past practice granted any Lien on any asset;

(ii)          granted or agreed to grant any bonus or made any increase in the rate of salary or compensation or benefits to any Person, or any entry into, adoption of, amendment or termination of any Company Employee Agreement or any Employee Benefit Plan, in each case, other than in the ordinary course of business consistent with past practice;

(iii)          sold, assigned, transferred, leased or otherwise disposed of any of the assets of the Company or its Subsidiaries;

(iv)          except as required by GAAP, made any material change in any method of accounting or accounting practice relating to the Company and its Subsidiaries;

(v)           failed to pay or discharge when due any liability or obligation;

(vi)          made any material change in the manner of its business or operations;

(vii)         made any distribution or similar payments to its equity owners;

(viii)        borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred, liabilities under Contracts entered into, borrowings under the banking facilities of the Company or its Subsidiaries disclosed on the Disclosure Schedule and liabilities in respect of letters of credit issued under such banking facilities, all of which were in the ordinary course of business;

(ix)          suffered any loss of any asset or waived any right of substantial value whether or not in the ordinary course of business;

(x)           suffered any adverse change in its relations with, or any loss or threatened loss of, any of the Contract partners, licensors, suppliers or customers of the Company (or Subsidiaries) disclosed pursuant to Section 3.13;

(xi)          delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

(xii)         entered into any transaction affecting the assets of the Company or its Subsidiaries except in the ordinary course of business;

(xiii)        the Company and its Subsidiaries have not granted any license or sublicense of any rights under or with respect to any Intellectual Property except in the ordinary course of the Business;

(xiv)        no act, omission, event or other occurrence has resulted in any Material Adverse Effect;

(xv)         split, combination or reclassification of the Company’s Membership Interest or any issuance or the authorization of any issuance of any other  securities in respect of, in lieu of or in substitution for the Company's Membership Interests;

(xvi)        authorization for the issuance, sale, delivery or any agreement or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any equity interest of any class or any other equity securities, Indebtedness having the right to vote, or equity equivalents (including, without limitation, stock appreciation rights), or any authorization for any amendment that would amend any of the terms of any such securities or equity equivalents;

(xvii)       amendment or proposed amendment to the Organizational Documents;

(xviii)      acquisition, sale, lease, license, encumbrance, transfer or disposal of any interest in any material assets (except in the ordinary course of business consistent with past practice), or any cancelation of any material debts owed to or claims held by the Company or its Subsidiaries;

(xix)        sale, assignment, or other transfer, or abandonment, permission to lapse or other failure to maintain, any Intellectual Property owned by the Company or its Subsidiaries, or (B) any entry into any agreement for the licensing to or from any third party of any Intellectual Property, other than in the ordinary course of business consistent with past practice;

(xx)         initiation or modification of any promotional sales, customer rebates, discounts or price reductions except in the ordinary course of business consistent with past practices; and

(xxi)        except as contemplated by this Agreement, entered into any commitment or Contract to do any of the foregoing.

SECTION 3.07 Litigation.  There are no Actions pending or, to the knowledge of the Company or the Members, threatened against the Company or its Subsidiaries, or any Basis in fact therefor known to the Company or Members, relating to the Company or its Subsidiaries or to which any of the assets or Securities are subject. Neither the Company or Subsidiaries nor the Members are subject to any outstanding injunction, judgment, order, decree, ruling or charge.

SECTION 3.08 Compliance with Laws.  (a) The Company and its Subsidiaries have conducted itself in compliance in all material respects with all Laws and Governmental Orders applicable to the Company and its Subsidiaries.  No investigation or review by any Governmental Authority with respect to the Company or its Subsidiaries is or, to the  knowledge of the Company or the Members, threatened, nor has any Governmental Authority indicated in writing to the Company, its Subsidiaries or the Members an intention to conduct the same.  Neither the Company, its Subsidiaries or the Members nor, to the knowledge of the Company or the Members, any manager, member, director, officer, consultant or employee of the Company or Subsidiaries) or the Members (in their capacity as such), is in default in any material respect with respect to any Governmental Order known to or served upon the Company or its Subsidiaries or the Members by any Governmental Authority.  To the Company's or Member's knowledge, there is no existing Law which would prohibit or materially restrict or otherwise materially adversely affect the conduct of the Business in any jurisdiction in which it is now being conducted or in which the Business is currently proposed to be conducted.

SECTION 3.09 Real Property.

(a)           The  Company and its Subsidiaries own no real property.

(b)          Section 3.09(b) of the Disclosure Schedule identifies each real property leased or subleased by the Company and its Subsidiaries (the “Leased Real Property”) and all leases and subleases with respect to such Leased Real Property (the “Real Property Leases”).

(c)           True and complete copies of the Real Property Leases have been made available to Excel by the Company and the Members.  Subject to the terms of the respective Real Property Leases, the Company and its Subsidiaries have a valid and subsisting leasehold or subleasehold estate in each Leased Real Property.  The Real Property Leases are in full force and effect and neither the Company, nor its Subsidiaries, nor, to the knowledge of the Members or the Company, any other party to any Real Property Lease is in default thereunder.

SECTION 3.10 Environmental Matters.  Except for those matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: (i) the Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws; (ii) there is no investigation, suit, claim, action or proceeding pending or threatened against or affecting the Company or its Subsidiaries relating to or arising under Environmental Laws; and (iii) the Company and its Subsidiaries have not received any notice of or entered into or assumed by Contract or operation of Law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws.

SECTION 3.11 Title to Securities; Condition of the Assets and Related Matters.

(a)          The Members have good, valid and marketable title to and unrestricted power to sell the Securities free and clear of any Liens, and, upon purchase and exchange therefore and delivery to Excel thereof in accordance with the terms of this Agreement, Excel will obtain good and marketable title to the Securities free and clear of any Lien.

(b)          The assets of the Company and its Subsidiaries (i) will, as of the Closing Date, constitute all of the assets (other than people resources) necessary for the conduct of the Business in all material respects as currently conducted by the Company and its Subsidiaries.

(c)           Except for Liens created by or through Excel or any of its Affiliates, the Company and its Subsidiaries have good and indefeasible title to the assets (except for leased or licensed assets, as to which the Company and its Subsidiaries have, and Excel will have, valid leaseholds or licenses), free and clear of all Liens.

(d)          The assets are in good operating condition, ordinary wear and tear excepted, are usable in the ordinary course of business, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable Laws relating to their construction, use and operation.  None of the assets are in need of maintenance or repairs other than ordinary routine maintenance and repairs which are not material, individually or in the aggregate, in nature or cost.

SECTION 3.12 Employee and Labor Matters and Plans

(a)           Section 3.12(a) of the Disclosure Schedule lists each material “employee benefit plan,” as defined in Section 3(3) of ERISA, and each other employment, incentive, severance, fringe benefit or other compensatory plan, policy, agreement or arrangement (including, without limitation, any collective bargaining agreement) that covers any employee or former employee of the Company, its Subsidiaries or any of their respective Affiliates who provides or has provided services to the Company or in connection with the Business (the “Company Employees”).  Each such plan, policy, agreement or arrangement is referred to herein as an “Employee Plan”.

(b)          The Company and Members have delivered or made available to Excel true, correct and complete copies of the following documents with respect to each Employee Plan:  (i) all plan documents and agreements and (ii) the most recent copies of all summary plan descriptions and booklets distributed to plan participants.

(c)           No event has occurred and no circumstance exists under which the Company, its Subsidiaries or any of their Affiliates have incurred or, to the Company or Members’ knowledge, may incur, directly or indirectly, any liability under the provisions of Title IV of ERISA which could become a liability of Excel.  The Company and its Subsidiaries neither are nor ever were obligated to contribute or is otherwise a party to any employee welfare benefit plan or employee pension benefit plan which is a multiemployer plan within the meaning of Section 3(37) of ERISA.  No lien has been imposed on any of the assets pursuant to Section 412 or 4980B of the Code or Section 302 of ERISA or otherwise in connection with an Employee Plan.

(d)           Each Employee Plan has been maintained in all material respects in compliance with its terms and applicable Law. The Company has paid all contribution premiums, benefits and other payments required to be paid under the Company's Employee Plans.

(e)           Section 3.12(e) of the Disclosure Schedule contains (i) a true and complete list of all the Company Employees who are employed or performing services in the Business on the date hereof, the title and rate of compensation of each Company Employee, and the amount of any accrued bonuses, vacation, sick leave, maternity leave and other leave for such personnel as of the date of this Agreement; (ii) the names of each director or manager of the Company and its Subsidiaries, (iii) the name of each Person who currently provides, or who has within the prior twelve (12)-month period provided, services to the Company or its Subsidiaries as an independent contractor, and (iv) the names of each employee or independent contractor of the Company or its Subsidiaries who is a party to a non-competition agreement with the Company or its Subsidiaries.  The Company has delivered to Excel a true, correct and complete copy of each employment, consulting or independent contractor agreement, confidentiality/assignment of inventions agreement and/or non-competition agreement entered into with an employee or service provider of the Company or its Subsidiaries.  The employment of each of the current employees of the Company or Subsidiary is terminable by the Company and Subsidiary, respectively, at will, and the Company and the Subsidiary does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of its current employees.  To the knowledge of the Company or Members, no person has any plans to terminate employment or service with the Company or Subsidiary. The Company and its Subsidiaries are not in default with respect to any withholding or other employment Taxes or payments with respect to accrued vacation or severance pay on behalf of any employee or independent contractor for which it is obligated on the date hereof, and the Company and its Subsidiaries will maintain and continue to make all such necessary payments or adjustments arising through the Closing Date.  The Company and its Subsidiaries have not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices.  No employee or independent contractor has filed or, to the Company's or Members’ knowledge, threatened any claims, and, to the Company's or the Members’ knowledge, there is no reasonable Basis for a claim against the Company or its Subsidiaries relating to employment or similar matters (including, without limitation, compensation and benefits). The Company and its Subsidiaries are not a party to any collective bargaining agreement applicable to any Company Employees.  The Company and its Subsidiaries have not received notice from any union or the Company Employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.  There have been no audits of the equal employment opportunity practices of the Company, and, to the knowledge of the Company or the Members, no Basis for such audit exists.  The Company and its Subsidiaries do not have any severance agreement or other arrangement with respect to severance with any Company Employees.  True and complete copies of the current written personnel policies, manuals and/or handbooks of the Company have previously been delivered to Excel.

SECTION 3.13 Contracts.  Disclosure Schedule 3.13 lists each currently effective Contract of the Company and its Subsidiaries other than “off the shelf” licenses.  Any Contracts not listed on the Disclosure Schedule did not, in the aggregate, represent a liability or revenue of the Company and its Subsidiaries of more than $5,000 for fiscal year 2012 or 2013. True and correct copies of all Contracts have been or will be furnished to Excel prior to the date hereof.  With respect to each Contract (whether or not listed on the Disclosure Schedule): (i) the agreement is legal, valid, binding, enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on terms materially similar following the consummation of the transactions contemplated hereby; (iii) neither the Company nor, to the Company's or Members' knowledge, any other party thereto, is in breach or default in any material respect, and no event has occurred which with notice or lapse of time would constitute a breach or default in any material respect, or permit termination, modification or acceleration, under the agreement; and (iv) neither the Company nor its Subsidiaries nor, to the Company's or Members' knowledge, any other party thereto has repudiated any provision of the agreement.  There are no material liabilities of the Company or its Subsidiaries or, to the Company's or Members' knowledge, any other party to any of the Contracts arising from any breach of or default in any provision thereof, nor has there occurred any breach or default thereof by the Company and its Subsidiaries which would permit the acceleration of any obligation of any party thereto or the creation of a Lien upon any of the assets of the Company and its Subsidiaries.  There are no negotiations pending or in progress to revise any material terms of such Contracts.

SECTION 3.14 Insurance Policies.  Disclosure Schedule 3.14 (a) contains a correct and complete description of all insurance agreements and policies maintained by the Company and its Subsidiaries, including any and all fire, liability, product liability, umbrella liability, real and personal property, workers' compensation, vehicular, directors’ and officers' liability, fiduciary liability and other casualty and property insurance maintained by the Company and its Subsidiaries and relating to the assets, business, operations, employees, officers and directors of the Company  and its Subsidiaries (collectively, the "Insurance Policies") and true and complete copies of such Insurance Policies have been provided to Excel, and the type and amounts of coverage thereunder, and (b) reflects all such insurance required by Law or that the Company deems necessary and adequate, in type and amount, to protect them and their financial condition against the risks involved in the conduct of the Business.  Such agreements and policies are in full force and effect, the Company and its Subsidiaries are not delinquent with respect to any premium payments thereon, and the Company and its Subsidiaries have not received any notice of cancellation or termination with respect to any such policy.  Since January 1, 2011, the Company and its Subsidiaries have not been refused insurance coverage, nor have any insurer otherwise reserved rights, nor has any claim in excess of $1,000 been made in respect of any such agreement or policy.  The Company and its Subsidiaries have not failed to give any notice or present any claim under any such insurance policy or agreement in due and timely fashion.  There are no pending claims against such insurance agreements, and policies by or on behalf of the Company or its Subsidiaries have been recorded in the Company Financial Statements in accordance with GAAP and are reflected in the Company Financial Statements.

SECTION 3.15 Records.  The Company has records that accurately and validly reflect each of its transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with each of its management’s general or specific authorization and (ii) recorded in conformity with GAAP.

SECTION 3.16 Licensors, Suppliers and Customers

(a)           The Disclosure Schedule lists (i) all suppliers and licensors of the Company and its Subsidiaries to which the Company made payments in the fiscal years ended December 31, 2011, 2012 and 2013 reasonably expects each of it would make payments to during the fiscal year ending December 31, 2014 (assuming the Business continued as presently conducted), in excess of two percent of the cost of sales or operating expenses of the Company and its Subsidiaries as reflected on the Company's statement of operations for such year and (ii) all customers of the Company and its Subsidiaries that paid the Company and its Subsidiaries, respectively, during the fiscal years ended December 31, 2011, 2012, and 2013, or that the Company reasonably expect would pay to the Company and its Subsidiaries during the fiscal year ending December 31, 2014 (assuming the Business continued as presently conducted) in connection with the Business, more than two percent of the sales revenues of the Company and its Subsidiaries as reflected on the Company's statement of operations for such year.

(b)           The Company and the Members have no information which might reasonably indicate that any of its customers, licensors or suppliers listed on the Disclosure Schedule intend to cease purchasing from, selling to or dealing with the Company, nor has any information been brought to the Company or the Members’ attention which might reasonably lead the Company or the Members to believe any such independent sales organization, significant size or quantity of merchant customers, service providers (and in particular, First Data Corporation), licensors , or supplier intends to alter in any material respect the amount of such purchases or sales or the extent of dealings with the Company and its Subsidiaries or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the transactions contemplated by this Agreement.  The Company and the Members have no information which might reasonably indicate, nor has any information been brought to the Company or the Members’ attention which might reasonably lead the Company or the Members to believe that, (i) any of the Company's suppliers or licensors will not be able to fulfill outstanding or currently anticipated purchase orders or Contracts with the Company and its Subsidiaries, or (ii) any customer of the Company and its Subsidiaries will cancel outstanding or currently anticipated orders placed to the Company and its Subsidiaries and (iii)that any independent sales organization, significant size or quantity of merchant customers or service providers (and in particular, First Data Corporation), will alter their manner of dealing with the Company so as to significantly reduce volume of business or revenue being generated or received by the Company.

(c)           Neither the Members, nor any entity controlled by the Members:

(i)           owns, directly or indirectly, any interest in (excepting less than 2% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Company and its Subsidiaries;

(ii)           owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company and its Subsidiaries use in the conduct of the Business; or

(iii)          has any cause of action or other claim whatsoever against, or owes any amount to, the Company and its Subsidiaries.

SECTION 3.17 Intellectual Property.

(a)           Disclosure Schedule 3.17 sets forth a list of (i) all Intellectual Property registered in the name of the Company and its Subsidiaries and all applications therefor that are used in connection with the Business or necessary for the operation thereof, and (ii) all agreements relating to Intellectual Property which the Company and its Subsidiaries are licensed or authorized to use by others or which the Company and its Subsidiaries have licensed or authorized for use by others, or is necessary to the material conduct of the Business as presently conducted.  All Intellectual Property registered in the name of the Company and its Subsidiaries are valid and enforceable. The Company and its Subsidiaries own free and clear of all Liens or have a license to use all Intellectual Property used in the operation of the Business.  No claims are pending or threatened against the Company and its Subsidiaries by any Person regarding the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement.  The operation by the Company and its Subsidiaries of the Business do not, to the best of the Company's or Members' knowledge, infringe upon any Intellectual Property or other proprietary right of any other Person and there is to the best of the Company's or Members' knowledge, no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property owned by the Company and its Subsidiaries.  The Company and its Subsidiaries are not in material breach of, or material default under, any term of any Contract relating to Intellectual Property and no other party to any such Contract is in material breach thereof or material default thereunder.

(b)           The Company and its Subsidiaries do not use any Intellectual Property in connection with the Business that they do not own or have a license to use, including “off-the-shelf” software, and all licenses for “off the shelf” software used by the Company and its Subsidiaries are fully paid.  Schedule 3.17(b) sets forth a complete and accurate list of all license agreements of the Company and its Subsidiaries granting to the Company and its Subsidiaries any material right to use or practice any rights under any Intellectual Property other than commercially available “off-the-shelf” software (collectively, the “Inbound License Agreements”), indicating for each the title and the parties thereto and the amount of any future royalty or license fee payable thereunder.

(c)           Schedule 3.17(c) sets forth a complete and accurate list of all license agreements of the Company and its Subsidiaries under which the Company and its Subsidiaries license software or grants other rights in or to use or practice any rights under any Intellectual Property (collectively, the “Outbound License Agreements”), indicating for each the title and the parties thereto.  There is no material outstanding or threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

(d)           With respect to the Intellectual Property owned by the Company and its Subsidiaries, the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to protect its rights in such proprietary and confidential information and trade secrets. The Company and its Subsidiaries enforce a policy of requiring each relevant employee, consultant and contractor to execute proprietary information and confidentiality agreements, and, to the knowledge of the Company or the Members, there have been no disclosure by the Company and its Subsidiaries or Members of material confidential information or trade secrets.

(e)           The execution, delivery and performance by the Company and the Members of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of the Company's and its Subsidiaries' right to own any of their  Intellectual Property or their rights under any properly assigned Inbound License Agreement or properly assigned Outbound License Agreement, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

(f)           To the extent the Company and its Subsidiaries have collected personally identifiable information from third parties, the Company and its Subsidiaries have complied in all material respects with all Laws and each of its publicly available privacy policies (if any) relating to the collection, storage and onward transfer of all personally identifiable information collected by the Company and its Subsidiaries.

SECTION 3.18 Licenses.  The Company and its Subsidiaries hold all Licenses necessary for the operation of the Business as currently operated, all of which Licenses are set forth on Disclosure Schedule 3.18.  All of such Licenses are in full force and effect in all material respects, the Company and its Subsidiaries are in compliance in all material respects with the terms of such Licenses, and no Action is pending nor, to the knowledge of the Company or the Members, is threatened to revoke or terminate any License or declare any License invalid in any material respect.  The Company and its Subsidiaries have taken all necessary action to maintain such Licenses. All such Licenses are not subject to a change in control provision which would result in a termination or revocation  of the License upon the Closing of the transactions contemplated by this Agreement.

SECTION 3.19 No Illegal or Improper Transactions.  Neither the Company, nor its Subsidiaries, nor the Members nor any director, officer or employee of the Company or and its Subsidiaries have, directly or indirectly, used funds or other assets of the Company or its Subsidiaries, or made any promise or undertaking in such regards, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity, (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign, (c) illegal payments to or for the benefit of any Person, or any director, officer, employee, agent or representative thereof, or (d) the establishment or maintenance of a secret or unrecorded fund, and there have been no false or fictitious entries made in the books or records of the Company or its Subsidiaries.

SECTION 3.20 Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, its Subsidiaries or the Members or their Affiliates.

SECTION 3.21 Powers of Attorney.  No person has any power of attorney to act on behalf of the Company and its Subsidiaries or Members in connection with any of the Company's and its Subsidiaries' or the Members’ properties or business affairs other than such powers to so act as normally pertain to the officers of the Company and its Subsidiaries.

SECTION 3.22 Securities Laws.

(a)           Information on Excel.   (i) Members have been furnished with or received either verbally or in writing from Excel such information (“Reports”) concerning its operations, financial condition and other matters as Members have requested in writing, and considered all factors Members deems material in deciding on the advisability of owning the Exchange Shares; (ii) the Members understand the investment objectives and policies of, and the investment strategies which may be pursued by, Excel;  (iii) Members have evaluated the risks of investing in the Exchange Shares and have determined that the Exchange Shares are a suitable investment for the Members and have reviewed the Excel SEC Documents; and (iv) Members have consulted with its own advisors and is fully informed as to the legal and tax requirements within the Members’ own country (countries) and U.S. tax considerations applicable to the Members’ purchase of the Exchange Shares.

(b)           Information on Members.   (i) Each of the Members is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the  Securities Act of 1933, as amended (the “Securities Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Member to utilize the information made available by Excel to evaluate the merits and risks of and to make an informed investment decision with respect to the Exchange Shares, which represents a speculative investment;  (ii) Members have the authority and are duly and legally qualified to purchase and own the Exchange Shares; (iii) Members are able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof; and (iv) the information set forth on the signature page hereto regarding such Members is accurate.

(c)           Purchase of Exchange Shares.  On the Closing Date, Members will purchase the Exchange Shares as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(d)           Compliance with Securities Act.   Members understand and agree that the Exchange Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of the Members contained herein), and that such Exchange Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

(e)           Communication of Offer.  At no time was such Member presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting.

                                (f)           No Governmental Review.  Members understand that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Exchange Shares or the suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the sale of the Exchange Shares.

(g)           Exchange Share Legend.  The Exchange Shares shall bear the following or similar legend:

"THE ISSUANCE AND SALE OF THE EXCHANGE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE  SECURITIES ACT, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE EXCHANGE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE EXCHANGE SHARES UNDER THE SECURITIES ACT, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY EXCEL), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. "

SECTION 3.23 No Fraudulent Conveyance. The Company and the Members are not now insolvent and will not be rendered insolvent by the sale, transfer and assignment of the Securities pursuant to the terms of this Agreement. The Company and the Members are not entering into this Agreement or any of the other agreements referenced in this Agreement with the intent to defraud, delay or hinder their respective creditors and the consummation of the transactions contemplated by this Agreement, and the other agreements referenced in this Agreement, will not have any such effect. The transactions contemplated in this Agreement or any agreements referenced in this Agreement will not constitute a fraudulent conveyance, or otherwise give rise to any right of any creditor of the Company or the Members to any of the Securities, or assets of the Company or its Subsidiaries after the Closing.

SECTION 3.24 Duty to Make Inquiry.  To the extent that any of the representations or warranties in this Article III are qualified by “knowledge” or “belief,” the Company and the Members, jointly and severally, represent and warrant that they have made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors, officers and key personnel.

SECTION 3.25 Sole Representations and Warranties.  Except for the representations and warranties expressly set forth in this Article III, neither the Company nor the Members makes any representation or warranty, express or implied, at law or in equity, in respect of the Securities and the Company or the transactions contemplated hereby.

SECTION 3.26 Disclosure. Except as set forth in this Agreement, there is no fact relating to the Company and its Subsidiaries that the Company or the Members have not disclosed to Excel in writing that has had or is currently having a material and adverse effect or, insofar as the Company can now foresee, will materially and adversely affect the condition of the Company and its Subsidiaries. No representation or warranty by the Company or the Members herein and no information disclosed in the schedules or exhibits hereto by the Company or Members contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EXCEL

Excel represents and warrants to the Members that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

SECTION 4.01 Organization, Etc.

(a)           Excel is duly organized, validly existing and in good standing under the laws of the State of Delaware.  Excel is duly qualified or licensed to do business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

(b)           Excel has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Excel has heretofore made available to the Members true and correct copies of its Organizational Documents as in effect on the date hereof.

(c)           Excel has all requisite power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to carry out its  obligations under this Agreement and each of the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby.  This Agreement has been, and each Ancillary Agreement to which Excel is a party will be, duly executed and delivered by Excel, and (assuming due authorization, execution, and delivery by the Members) this Agreement is, and each Ancillary Agreement, when duly executed and delivered, will be a legal, valid and binding obligation of Excel, enforceable against Excel in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other Laws affecting creditors’ rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

SECTION 4.02 No Violation.  Assuming all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained or taken, the execution, delivery and performance of this Agreement and the Ancillary Agreements do not and will not (a) violate or conflict with the Organization Documents of Excel, (b) conflict with or violate any Law or Governmental Order applicable to Excel.

SECTION 4.03 Approvals.  The execution and delivery of this Agreement and the Ancillary Agreements by Excel do not, and the performance of this Agreement and the Ancillary Agreements by Excel will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person under any Law or Contract, other than such filings or registrations with, or authorizations, consents or approvals of (i) Governmental Authorities the failure of which to make or obtain would not have a Material Adverse Effect and (ii) First Data Corporation and First Data Leasing.

SECTION 4.04 Capitalization.  The authorized capital stock of Excel consists of (i) 200,000,000 shares of Excel Common Stock, of which 67,064,922 shares are issued and outstanding and (ii)10,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding. Except as set forth in the Excel SEC Documents, or on Schedule 4.04 hereto, Excel has no outstanding options, rights or commitments to issue shares of Excel Common Stock or any other equity security of Excel, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Excel Common Stock or any other equity security of Excel. There is no voting trust, agreement or arrangement among any of the beneficial holders of Excel Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Excel Common Stock. The offer, issuance and sale of such shares of Excel Common Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws. None of such shares of Excel Common Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” law.

SECTION 4.05 Validity of Exchange Shares.  The Exchange Shares to be issued at the Closing, when issued and delivered, shall be duly and validly issued, fully paid and non-assessable. Based in part on the representations and warranties of the Members as contemplated by Article III hereof and assuming the accuracy thereof, the issuance of the Exchange Shares upon consummation of the Exchange will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state “Blue Sky” or securities laws.

SECTION 4.06 SEC Reporting and Compliance.

(a)           Excel filed a registration statement on Form S-1 under the Securities Act, which became effective on July 25, 2011 (the “Excel Registration Statement”). Except as evidenced by the Excel SEC Documents (as defined below), since the date of the Excel Registration Statement, Excel has timely filed with the U.S. Securities and Exchange Commission (the “Commission”) all reports required to be filed pursuant to the Securities Act. Excel has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           Excel has made available online to the Members true and complete copies of the registration statements, information statements and other reports (collectively, the “Excel SEC Documents”) filed by Excel with the Commission. None of the Excel SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

(c)           Prior to and until the Closing, Excel will provide to the Members copies of any and all amendments or supplements to the Excel SEC Documents filed with the Commission and all subsequent registration statements and reports filed by Excel subsequent to the filing of the Excel SEC Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by Excel with the Commission or delivered to the shareholders of Excel.

(d)           Excel is not an investment company within the meaning of Section 3 of the Investment Company Act of 1940, as amended.

(e)           The shares of Excel Common Stock are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol “EXCC.OB” and Excel is in compliance in all material respects with all rules and regulations of the OTC Bulletin Board applicable to it and the Excel Common Stock.

(f)           Between the date hereof and the Closing Date, Excel shall continue to satisfy the filing requirements of the Securities Act and the Exchange Act and all other requirements of applicable securities laws and of the OTC Bulletin Board.

(g)           The Excel SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither Excel nor any of its officers has received any notice from the Commission questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

(h)           The balance sheets and statements of operations, Members’ equity and cash flows contained in the Excel SEC Documents (the “Excel Financial Statements”) (a) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (b) are in accordance with the books and records of Excel and (c) present fairly in all material respects the financial condition of Excel at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.  The financial statements included in Excel’s Registration Statement were audited by Connolly, Grady and Cha, PC, Excel’s independent registered public accounting firm.

(i)           In issuing the Exchange Shares in the Exchange hereunder, neither Excel nor anyone acting on its behalf has offered to sell the Exchange Shares by any form of general solicitation or advertising.

(j)             Excel does not have any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) to the extent set forth on or reserved against in the balance sheet of Excel in the most recent Excel SEC Document filed by Excel (the “Excel Balance Sheet”) or the notes to the Excel Financial Statements, and (b) as disclosed on Schedule 4.06(j) hereto.

SECTION 4.07 Interested Party Transactions.  Except as set forth in the Excel SEC Documents, as no officer, director or stockholder of Excel or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or of Excel has or has had, either directly or indirectly ("Interested Party"), (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Excel or (ii) purchases from or sells or furnishes to Excel any goods or services, or (b) a beneficial interest in any contract or agreement to which Excel is a party or by which it or any of its assets may be bound or affected.

SECTION 4.08 Questionable Payments.  Neither Excel, nor, to the knowledge of Excel, any director, officer, agent, employee or other Person associated with or acting on behalf of Excel has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

SECTION 4.09 Disclosure.  Except as set forth in this Agreement, there is no fact relating to Excel that Excel has not disclosed to the Members in writing that has had or is currently having a material and adverse effect nor, insofar as Excel can now foresee, will materially and adversely affect, the condition of Excel. No representation or warranty by Excel herein and no information disclosed in the schedules or exhibits hereto by Excel contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 4.10 Duty to Make Inquiry.  To the extent that any of the representations or warranties in this Article IV are qualified by “knowledge” or “belief,” Excel represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors, officers and key personnel.

SECTION 4.11 Sole Representations and Warranties.  Except for the representations and warranties expressly set forth in this Article IV, Excel makes no representation or warranty, express or implied, at law or in equity, in respect of the Exchange Shares and Excel or the transactions contemplated hereby.

ARTICLE V

COVENANTS; ADDITIONAL AGREEMENTS

SECTION 5.01 General.  Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles VI and VII below).

SECTION 5.02 Access to Premises and Information.  Excel and its Affiliates, counsel, accountants, and other representatives will have reasonable access during normal business hours to the Members, the Company and its Subsidiaries to all properties, books, accounts and records, and Contracts and documents of or relating to the Company and its Subsidiaries, the Business or the Securities.  The Company and the Members will furnish or cause to be furnished to Excel and its representatives all data and information within the Company and Members’ reasonable possession or control concerning the business, finances, and properties of the Company and its Subsidiaries and the Business that may be requested.

SECTION 5.03 Conduct of Business in Ordinary Course.

The Members and the Company will conduct the Business diligently, in the ordinary course and in substantially the same manner as the Business was previously conducted, and will not make or institute any unusual or novel purchase, sale, lease, change in management, accounting policy or operation that will vary materially from those methods used by it during the 12-month period ending on the date of this Agreement; provided however, the Company shall not incur any liability or engage in a transaction with an Interested Party without the written consent of Excel.  Without limiting the foregoing, from the date hereof until the Closing Date, with respect to the Company and its Subsidiaries, the Company and the Members will: (i) not change the compensation payable to any Person, not enter into any employment, severance or other agreement with any Person or enter into or adopt any Employee Benefit Plan, (ii) not enter into, amend or terminate any Contract without the prior written consent of Excel, (iii) not enter into any commitment to borrow money or subject to Lien any of the assets of the Company and its Subsidiaries, (iv) not sell or transfer any of the assets or cancel any claim except in the ordinary course of conduct of the Business, (v) not dispose of any material assets of the Company and its Subsidiaries outside the ordinary course of business, or make any distribution to its equity owners or enter into any commitments or agreements with respect thereto except as agreed by Excel, (vi) perform all material obligations under Licenses, the Contracts and other documents relating to or affecting the Business, all in the same manner as heretofore performed, (vii) use its best efforts to maintain and preserve the Business, the goodwill and relationships with the Company's and its Subsidiaries' licensors, customers, suppliers and others having a business relationship with the Company, and maintain all Licenses requisite to the conduct of the Business as now conducted, (viii) maintain in working condition all equipment and other personal property that are assets, reasonable wear and tear excepted, (ix) comply with all Laws and Governmental Orders (x) not enter into any license, technology development or technology transfer agreement with any person or entity (other than Excel) which might have a Material Adverse Effect, (xi) not enter into negotiations with, or solicit offers from, any party, directly or indirectly, for the sale of all or substantially all of the Securities or the assets of the Company, (xii) not take any action or omit to take any action which act or omission would result in the inaccuracy of any of its representations and warranties set forth herein if such representations or warranties were to be made immediately after the occurrence of such act or omission; (xiii) amend or otherwise change the Company's and its Subsidiaries' Organizational Documents; (xiv) (x) declare, set aside, make or pay any dividend or other distribution to their respective Members, or (y) redeem, purchase or otherwise acquire, directly or indirectly, any of its Company Membership Interests, or (z) authorize or effect any reverse stock split, split-up or any recapitalization or make any changes in the amount of their authorized or issued Company Membership Interests, or (xv) otherwise engage in any activity that would result in a violation of Section 3.06 above.

SECTION 5.04 Updating of Schedules.  The Company and the Members undertake to revise and update all Schedules hereto as may be necessary from the date hereof until the Closing Date.  No such Schedules provided and revisions made to such Schedules pursuant to this Section shall be deemed to be accepted by Excel, nor cure any breach of any representation or warranty made in this Agreement, unless Excel specifically agrees thereto in writing or by initialing such Schedule, nor shall any such Schedule or revision thereto be considered to constitute or give rise to a waiver by Excel of any condition set forth in this Agreement.

SECTION 5.05 Further Assurances.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will cooperate with the other and take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII below).  In addition, the Members from time to time after the Closing, at Excel’s request, will execute, acknowledge and deliver to Excel such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Excel may reasonably require in order to vest more effectively in Excel, or to put Excel more fully in possession of, any of the Securities.

SECTION 5.06 No Shopping. (a) From and after the date hereof until 90 days following the termination of this Agreement in accordance with terms hereof, without the express written consent of Excel, none of the Company or the Members, or any Affiliate thereof,  shall, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with any Person, other than Excel, relating to the possible acquisition of any interest in any of the Securities or assets of the Company or its Subsidiaries, whether by way of merger, reorganization, purchase of shares of capital stock, purchase of assets, management agreement or license agreement with respect to any of the Securities, assets, or otherwise (any such acquisition or other transaction or agreement being referred to herein as an “Acquisition Transaction”), (ii) provide information with respect to the Company or its Subsidiaries, the Securities, the Business, its assets to any Person, other than Excel, in connection with a possible Acquisition Transaction or (iii) enter into a transaction with any Person, other than Excel, concerning a possible Acquisition Transaction.  Prior to the termination of this Agreement, if after the date of this Agreement the Company or the Members receive an unsolicited offer or proposal relating to a possible Acquisition Transaction, the Company and the Members shall immediately notify Excel and provide information to Excel as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal (including, without limitation, the proposed price and financing therefor).

(b)           Each of the Company and the Members hereby recognize and acknowledge that a breach by any of them of their obligations under this Section 5.06 will cause irreparable and material loss and damage to Excel as to which Excel will not have an adequate remedy at Law or in damages.  Accordingly, each of the Company and the Members acknowledge and agree that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.  In addition, in the event of any breach of the foregoing, the Company and the Members shall promptly reimburse Excel for the reasonable expenses incurred by Excel in connection with the transactions contemplated by this Agreement.  The obligation of the Company and the Members under the preceding sentence shall be joint and several.

SECTION 5.07 Issuances of Additional Stock.  From and after the Closing Date until the one-year anniversary of the Closing Date, Excel shall not issue its Common Stock or other securities or equity linked debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity, (ii) strategic license agreements and other partnering arrangements, (iii) issuances of restricted stock  or grants of options to purchase securities to employees, directors, and consultants, pursuant to stock plans or written agreements not to exceed 15,000,000 shares of Common Stock, and (iv) a bonafide raising capital transaction or series of transactions for working capital purposes or any of the foregoing purposes set forth in (i) through (iv) above upon twenty (20) days written notice and disclosure  (collectively the foregoing (i) through (v) are “Excepted Issuances”); provided however, if Excel issues its Common Stock or other securities or equity linked debt obligations that are not deemed Excepted Issuances ("Non-Excepted Issuances"), then for each Non Excepted Issuance, Excel shall issue to each Member such pro rata number of shares of Common Stock such that after the Non-Excepted Issuance, such Member shall own the exact percentage of shares of Common Stock as it did prior to the issuance of the Non-Excepted Issuance.

SECTION 5.08 Consents.  The Company and the Members and Excel, as promptly as practicable (a) will make, or cause to be made, all filings and submissions under laws, rules and regulations applicable to it, or to its subsidiaries and Affiliates, as may be required for any party hereto to consummate the transactions contemplated hereby, (b) will use their respective reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and Governmental Authorities necessary to be obtained by either of them in order to consummate such transactions, and (c) will use their respective best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for each of them to fulfill their respective obligations hereunder.  The Company, Members and Excel will coordinate and cooperate with one another in exchanging information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

SECTION 5.09 Public Announcements.  Unless and to the extent required by Law, each party hereto will agree in advance prior to the issuance by any of them of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the agreement of the other parties.  In the event that any party is required to issue a press release or make a public statement by Law, it will use its reasonable efforts to notify the other parties of the contents thereof in advance of the issuance or making thereof.

SECTION 5.10 Reserved

SECTION 5.11 Maintenance of Books and Records; Right of Access.  Each of the Members and Excel shall preserve until the seventh anniversary of the Closing Date all records possessed or to be possessed by such party relating to the Company prior to the Closing Date.  After the Closing Date, where there is a legitimate purpose, such party shall provide the other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party or the former officers and directors of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the Securities prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and provided further that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by Law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its Affiliates or its officers, directors or representatives.  Such records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed.  Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party.

SECTION 5.12 Risk of Loss.  The risk of loss shall remain with the Members until the Closing.

SECTION 5.13 Notices from Governmental Agencies. Subject to applicable Laws relating to the exchange of information, each party will promptly furnish to the other parties copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of their respective Subsidiaries, Affiliates or associates, from, or delivered by any of the foregoing to, any Governmental Authority relating to or in respect of the transactions contemplated under this Agreement.

SECTION 5.14 Notification. Either party shall give prompt notice to the other party upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate in any material respect, or of any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF EXCEL

The obligations of Excel under this Agreement is subject to the satisfaction, at or before the Closing, of all the conditions set forth below.  Excel may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Excel of any of its other rights or remedies, at law or in equity, if the Company or the Members are in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

SECTION 6.01 Accuracy of Representations and Warranties.  All representations and warranties by the Company and the Members contained in this Agreement or in any agreement or written statement delivered by the Company or the Members to Excel pursuant to this Agreement that are qualified as to materiality will be true and correct in all respects, and those not so qualified shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

SECTION 6.02 Performance.  The Company and the Members will have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

SECTION 6.03 No Material Adverse Change.  There shall have been no Material Adverse change to the Company and its Subsidiaries since the date of this Agreement.

SECTION 6.04 Certification by the Company and the Members.  Excel will have received a certificate, dated the Closing Date, signed by the President of each of the Company and the Members, on behalf of each of the Company and the Members, certifying that the conditions specified in Sections 6.01, 6.02 and 6.03 hereof have been fulfilled in all respects, including, but not limited to, attaching certifying resolutions of the Company and the Members approving this Agreement, the other Ancillary Agreements and the transactions contemplated hereby and thereby and setting forth (I) such good standing certificates as Excel shall reasonably request, (II) a certified copies of the Company's and Members' Organization Documents, and (III) an incumbency certificate with respect to all officers of the Company  executing this Agreement, the other Ancillary Agreements and/or any instrument or document contemplated hereby or thereby.

SECTION 6.05 Absence of Litigation.  No Action by or before any Governmental Authority pertaining to the transactions contemplated by this Agreement or to their consummation will have been instituted or threatened on or before the Closing Date.

SECTION 6.06 Legal Prohibition.  On the Closing Date, no Governmental Order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no Action shall have been instituted and remain pending before a Governmental Authority to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such Governmental Authority which could materially and adversely affect the Company,  Business or Securities.  No Law shall have been enacted the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or restrict or impair the ability of Excel to own the Securities or conduct the Business.

SECTION 6.07 Consents, Approvals, Permits, Licenses, etc.  All material authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any Governmental Authority (including, without limitation, receipt of Licenses to own and operate the Business as currently conducted) or third party Persons in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, shall have been duly obtained and shall be reasonably satisfactory to Excel and its counsel.  No such consent or approval (a) shall be conditioned on the modification of any material term, cancellation or termination of any Contract, or (b) shall impose on Excel any material condition, provision or requirement with respect to the Company or its operation that is more restrictive than or different from the conditions imposed upon such operation prior to Closing, unless Excel gives its prior written approval.

SECTION 6.08 Closing Matters.  All proceedings to be taken by the Company and the Members in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Excel and its counsel.

SECTION 6.09 Supplemental Disclosure.  If the Company and the Members shall have delivered, supplemented or amended any Schedule pursuant to its obligations set forth in Section 5.04 hereof, Excel shall not have given notice to the Company and the Members that, as a result of information provided to Excel in connection with any or all of such amendments or supplements, Excel has determined not to proceed with the consummation of the transactions contemplated hereby.

SECTION 6.10 Due Diligence.  Excel shall have completed its due diligence review of the Company, the Business, its assets and the Securities, and shall be reasonably satisfied with the results thereof in its sole and absolute discretion.

SECTION 6.11 Consents and Releases. The Members shall have caused to be delivered to Excel executed consents and releases in form and substance acceptable to Excel and Excel's counsel, from the Members, directors, officers, Lien holders and other holders of Indebtedness of the Company and the Members, and such other Persons as may be reasonably requested by Excel, including without the  limitation, the Members.

SECTION 6.12 Employees.  The individuals listed on Schedule 6.12 shall have agreed to continue to be employed by the Company and its Subsidiaries after the Closing and have executed customary assignment of inventions agreements reasonably acceptable to Excel.

SECTION 6.13 Stock Certificates. The Members shall have delivered to Excel the Stock Certificates in the name of Excel representing the Securities.

SECTION 6.14 Employment Agreements. The Members and the Company shall have delivered executed employment agreements between the Company and each of Steven Lemma and Mychol Robirds, in form and substance substantially similar to the employment agreements attached as Exhibit A hereto.

SECTION 6.15 Audited Company Financial Statements. The Members shall have delivered to Excel audited Company Financial Statements for the years ended December 31, 2012 and 2013, as audited by a PCAOB registered and licensed auditing firm acceptable to Excel and its advisors.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE MEMBERS

The obligations of the Members under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth below.  The Members may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Members of any of their other rights or remedies, at law or in equity, if Excel is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

SECTION 7.01 Accuracy of Representations and Warranties.  All representations and warranties by Excel contained in this Agreement or in any agreement or written statement delivered by Excel to the Members pursuant to this Agreement or the Ancillary Agreements that are qualified as to materiality will be true and correct in all respects, and those not so qualified shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

SECTION 7.02 Performance.  Excel will have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

SECTION 7.03 Certification by Excel.  The Members will have received a certificate, dated the Closing Date, signed by an executive officer of Excel, certifying that the conditions specified in Sections 7.01 and 7.02 hereof have been fulfilled in all respects, including, but not limited to, certified copies of all documentation of Excel pertaining to authorization of the execution, delivery and performance of this Agreement and the Ancillary Agreements.

SECTION 7.04 Legal Prohibition.  On the Closing Date, no Governmental Order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no Action shall have been instituted and remain pending before a Governmental Authority to restrain or prohibit the transactions contemplated by this Agreement. No Law shall have been enacted the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or restrict or impair the ability of Excel to own the Securities or conduct the Business.

SECTION 7.05 Absence of Litigation.  No Action by or before any Governmental Authority pertaining to the transactions contemplated by this Agreement or to their consummation will have been instituted or threatened on or before the Closing Date.

SECTION 7.06 Consents, Approvals, Permits, Licenses, etc.  All material authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any Governmental Authority (including, without limitation, receipt of Licenses to own and operate the Business as currently conducted) or third party and all other requirements of Law in connection with the execution, delivery and performance of this Agreement by Excel and the consummation of the transactions contemplated hereby shall have been duly obtained.

SECTION 7.07 Closing Matters.  All proceedings to be taken by Excel in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Members and their counsel.

SECTION 7.08 Stock Certificates. Excel shall have delivered to the  Members Stock Certificates representing the Exchange Shares.

SECTION 7.09 Certificate of Designation. Excel shall have amended its Articles of Incorporation to include the Certificate of Designation for the Series A Preferred Stock attached as Exhibit B hereto.

ARTICLE VIII

RESERVED

ARTICLE IX

TERMINATION

SECTION 9.01 Termination of Agreement.  The parties may terminate this Agreement as provided below:

(a)           Excel and the Members may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)           Excel may terminate this Agreement by giving written notice to the Members any time prior to the Closing (i) that a Material Adverse Effect has occurred; (ii) in the event the Company or the Members have breached any representation, warranty or covenant contained in this Agreement in any respect (in the case of any representation or warranty qualified by materiality) or in any material respect (in the case of any representation or warranty without any materiality qualification), Excel has notified the Members of the breach and the breach has continued without cure for a period of twenty (20) days after the notice of breach; or (iii) if the Closing shall not have occurred on or before March 31,  2014, or such later date as the parties may agree, other than through a failure of Excel to fulfill its obligations hereunder.

(c)           The Members may terminate this Agreement by giving written notice to Excel at any time prior to the Closing (i) that a Material Adverse Effect has occurred; (ii) in the event Excel has breached any representation, warranty or covenant contained in this Agreement in any respect (in the case of any representation or warranty qualified by materiality) or in any material respect (in the case of any representation or warranty without any materiality qualification), the Members have notified Excel of the breach and the breach has continued without cure for a period of twenty (20) days after the notice of breach; or (iii) if the Closing shall not have occurred on or before March 31, 2014, or such later date as the parties may agree, other than through a failure of any of the Members to fulfill their obligations hereunder.

SECTION 9.02 Effect of Termination.  If any party terminates this Agreement pursuant to Section 9.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach).

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01 Effect of Due Diligence.  Notwithstanding anything to the contrary in this Agreement, (i) no investigation by or on behalf of Excel into the business, operations, prospects, assets or condition (financial or otherwise) of the Company or Members shall diminish in any way the effect of any representations or warranties made by the Company or the Members in this Agreement or shall relieve the Company or the Members of any of their obligations under this Agreement, (ii) such representations and warranties shall not be affected or deemed waived by reason of the fact that Excel knew or should have known that any of the same is or might be inaccurate in any respect and (iii) Excel shall have a right, notwithstanding any obligation of investigation, to rely fully on such representations and warranties.

SECTION 10.02 Expenses.  Except as may be otherwise specified herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 10.03 Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile (followed by delivery of a copy via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.03), with a contemporaneous copy sent by email to the lawyers listed below:

(a)           if to the Members, to the address set forth on the signature pages hereto:

with a copy to (which shall not constitute notice):

James C. Huber, Esq.
11855 Sorrento Valley Rd. Ste. 55e
San Diego, CA 92121

(b)           if to Excel:

Excel Corporation
595 Madison Avenue, 3rd Floor
New York, NY 10022
Attn: CEO

with a copy to (which shall not constitute notice):

Schechter & Hillo, PC
333 Seventh Avenue, 3rd Floor
New York, NY 10001
Attn: Robert Schechter, Esq.
(212) 245-9101ras@schechill.com

(c)           All parties shall also send a copy of any notices hereunder to:

Mitchell C. Shapiro, Esq.
15 Cutter Mill Road, #207
Great Neck, New York 11021
mcs@mcshapirolaw.com

SECTION 10.04 Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05 Severability.  If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

SECTION 10.06 Entire Agreement.  This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof, including, without limitation, any purported or actual summary of terms that may have been provided by one party to another.

SECTION 10.07 Assignment.  No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, and any such attempted assignment without the prior written consent of the other party shall be void and of no force or effect. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 10.08 No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 10.09 Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by Excel, the Company and the Members.

SECTION 10.10 Arbitration, Governing Law; Submission to Jurisdiction, Waivers

(a)           Arbitration.  In the event that any dispute, disagreement or controversy arises out of or relates to or concerns any rights, obligations or other aspect of this Agreement, either party may notify the other in writing within 30 days of the circumstances giving rise to such dispute.  If Excel and the Members are not able to resolve such dispute within 30 days of the applicable party’s receipt of notice of such dispute hereunder, such dispute shall promptly be submitted to arbitration in New York City before the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA.  The arbitration tribunal shall be composed of one arbitrator.  The arbitrator will be directed to resolve such dispute, disagreement or controversy.  The award of the arbitrator shall be enforceable in any court of competent jurisdiction.  Notwithstanding the foregoing, any party shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

(b)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

SECTION 10.11 Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by fax shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.12 Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The parties intend that each representation, warranty and covenant contained herein shall have independent significance.  If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

SECTION 10.13 Specific Performance.  Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

SECTION 10.14 Survival of Representations, Warranties and Covenants.  All of the representations and warranties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect until the expiration of any applicable statute of limitations (including all periods of extension whether automatic or permissive), except (a) as to any matters with respect to which a bona fide written claim shall have been made or an action at law or in equity shall have commenced before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim or action, including all applicable periods for appeal.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

EXCEL CORPORATION:

By:
Name:
Title:

COMPANY:

PAYPROTEC OREGON, LLC d/b/a SECURUS PAYMENTS, LLC

By:
Name:
Title:

MEMBERS:

By:
Steven Lemma

Address for Notices:

Fax:
email:

By:
Mychol Robirds

Address for Notices:

Fax:
email: